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As filed with the Securities and Exchange Commission on April 5, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)
3120 Scott Boulevard, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

408/986-4300
(Registrant's Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Item 5. OTHER EVENTS.

        On April 4, 2002, DSP Group, Inc. ("DSP Group"), Ceva, Inc., a wholly owned subsidiary of DSP Group and Parthus Technologies plc ("Parthus") entered into a Combination Agreement, whereby they agreed to combine Parthus with the DSP IP licensing business of DSP Group ("Ceva Business") in a merger of equals (the "Merger"). The new combined company will be called ParthusCeva, Inc. ("ParthusCeva"). Under the terms of the Merger, immediately following the transaction, shareholders of DSPG and Parthus will own approximately 50.1% and 49.9% of ParthusCeva, respectively. Parthus shareholders will also receive, as part of a court approved repayment of capital, a cash payment of approximately US$60 million (approximately €68 million or GBP42 million).

        On April 5, 2002, DSP Group and Parthus issued two joint press releases announcing the Merger, which are attached and filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

        On April 5, 2002, DSP Group and Parthus held a joint conference call to discuss the details of the Merger. A copy of the slide presentation made to participants of this call is attached and filed herewith as Exhibit 99.3 and incorporated herein by reference.

        It was further announced on April 5, 2002 that DSP Group had received irrevocable undertakings from the holders of approximately 36% of the issued ordinary share capital of Parthus to vote in favor of the proposed Merger. A copy of the press release announcing this development is attached and filed herewith as Exhibit 99.4 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

  c.
  Exhibits

Exhibit No.	Description
99.1	Press release of DSP Group, Inc., dated April 5, 2002.
99.2	Press release of DSP Group, Inc., dated April 5, 2002.
99.3	Slide show presentation
99.4	Press release of DSP Group, Inc., dated April 5, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.
Date: April 5, 2002	By:	/s/ MOSHE ZELNIK Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary

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SIGNATURES